UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MITEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

Canada	98-0621254
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Legget Drive, Ottawa, Ontario, Canada	K2K 2W7
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates: 333-163930

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The registrant hereby incorporates by reference herein the description of its common shares set forth under the heading “Description of Share Capital” included in Part I of its registration statement on Form F-1 (File No. 333-163930), originally filed with the Securities and Exchange Commission on December 22, 2009, as amended on February 4, 2010, March 17, 2010 and April 16, 2010, respectively, and as may be further amended from time-to-time.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MITEL NETWORKS CORPORATION

Date: April 16, 2010	By:	/s/ Steven Spooner
	Name:	Steven Spooner
	Title:	Chief Financial Officer

3